Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cerner Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-232827, No. 333‑206272, No. 333‑180016, No. 333‑174568, No. 333‑125492, No. 333‑75308, No. 333‑70170, No. 333‑40156, No. 333‑93379, No. 333‑77029, No. 33‑56868, No. 33‑20155, No. 333‑24909, No. 333‑24899, No. 33‑55082, No. 33‑39777, No. 33‑63226, No. 33‑41580, No. 33‑39776, and No. 33‑15156) on Form S‑8 and (No. 333‑72024 and No. 333‑40156) on Form S‑4 of Cerner Corporation of our reports dated February 19, 2021, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of December 31, 2020 and December 28, 2019, and the related consolidated statements of operations, comprehensive income, cash flows, and changes in shareholders' equity for each of the years in the three‑year period ended December 31, 2020, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the 2020 Annual Report on Form 10‑K of Cerner Corporation.
Our report dated February 19, 2021 on the consolidated financial statements refers to the Company's adoption of Accounting Standard Update 2016-02, Leases (Topic 842) in fiscal year 2019.
/s/ KPMG LLP
Kansas City, Missouri
February 19, 2021